                           CERTIFICATE OF SIMILARITY
                                    11-9-33


                             INSURANCE DEPARTMENT
                               STATE OF INDIANA
                                  OFFICE OF
                          COMMISSIONER OF INSURANCE



                                      Indianapolis, Indiana NOVEMBER 1ST, 2006


I, James Atterholt, Commissioner of Insurance of the state of Indiana, do hereby certify that I have caused to have compared the annexed copy of the CERTIFICATE AND ARTICLES OF MERGER OF AMERICAN ENTERPRISE LIFE INSURANCE COMPANY WITH AND INTO IDS LIFE INSURANCE COMPANY EFFECTIVE DECEMBER 31, 2006 with the original on file at this Department and find the same to be a correct transcript of the whole of said original.





                                       IN WITNESS WHEREOF, I have hereunto
        [SEAL]                         set my hand and affixed my official
INSURANCE COMMISSIONER                 seal the day and year first above
   STATE OF INDIANA                    written.



                                       /s/ James Atterholt
                                       --------------------------
                                           James Atterholt
                                           Insurance Commissioner

Commissioner's Certification Seal is in red

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                            CERTIFICATE OF MERGER

                                      of

                          IDS LIFE INSURANCE COMPANY

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that NonQualified Certificate of Merger of the above Minnesota Non-Qualified Foreign Corporation has been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Miscellaneous.

The following non-surviving entity(s):

                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                     a(n) For-Profit Domestic Corporation

                  merged with and into the surviving entity:
                          IDS LIFE INSURANCE COMPANY





NOW, THEREFORE, with this document I certify that said transaction will become effective Sunday, December 31, 2006.


                                 In Witness Whereof, I have caused to be
           [SEAL]                affixed my signature and the seal of the
SEAL OF THE STATE OF INDIANA     State of Indiana, at the City of Indianapolis,
            1816                 October 3, 2006.


                                  /s/ Todd Rokita
                                  ----------------------
                                      TODD ROKITA,
                                      SECRETARY OF STATE




                                                 2006100400382 / 2006100493243

                                                              APPROVED

      APPROVED                                              JUN 06 2006
        AND                                               /s/ [ILLEGIBLE]
       FILED                                             STATE OF INDIANA
   /s/ Todd Rokita                                      DEPT. OF INSURANCE
IND. SECRETARY OF STATE                           Deputy Insurance Commissioner

                              ARTICLES OF MERGER
                        OF IDS LIFE INSURANCE COMPANY
                                     AND
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY




         Pursuant to Minnesota Statutes Ann. Section 60A.16, and Annotated Indiana Code Section 27-1-9-1 et seq., IDS Life Insurance Company ("IDS Life"), a Minnesota corporation, and American Enterprise Life Insurance Company ("AEL"), an Indiana corporation, hereby execute the following Articles of Merger.

                                  ARTICLE I.

         Attached as Exhibit 1 and incorporated herein by reference is the
                     ---------
Agreement and Plan of Merger (the "Plan") of IDS Life and AEL. The respective Boards of Directors of IDS Life and AEL each initially adopted the Plan on February 14, 2006.

                                 ARTICLE II.

         The respective sole shareholder of each of IDS Life and AEL adopted the Plan on February 14, 2006, with Ameriprise Financial, Inc., being the sole shareholder of IDS Life, casting 100,000 votes, the number of all of the issued and outstanding shares of IDS Life, in support of the Plan and zero votes against the Plan; and with IDS Life, being the sole shareholder of AEL, casting 20,000 votes, the number of all of the issued and outstanding shares of AEL, in support of the Plan and zero votes against the Plan.

                                 ARTICLE III.

         Pursuant to Annotated Indiana Code Section 27-1-9-3(e), the respective Boards of Directors of IDS Life and AEL each re-approved the Plan on March 17, 2006.

                                 ARTICLE IV.


         The Plan and performance of its terms are duly authorized by all action required by the laws of the States of Minnesota (including, without limitation, Minnesota Statutes Ann. Section 60A.16) and Indiana and by the Articles of Incorporation of IDS Life and AEL.

                                  ARTICLE V.

         Provided these Articles of Merger shall have been approved and filed as required by applicable law, these Articles of Merger and the merger described in the Plan shall become effective at 11:59 P.M., Central Time, on the 31st day of December, 2006.



Dated as of this 17th day of March, 2006.


                           [Signature pages follow]

                          [IDS Life Signature Page]


                                   IDS LIFE INSURANCE COMPANY




                                   By: /s/ Timothy V. Bechtold
                                       -----------------------
                                           Timothy V. Bechtold
                                           President




ATTEST:




/s/ Thomas R. Moore
-------------------
    Thomas R. Moore
    Secretary





                                ACKNOWLEDGMENT

STATE OF MINNESOTA

COUNTY OF HENNEPIN

         I, the undersigned, a Notary Public, within and for the county and
state aforesaid, do hereby certify that on this 24th day of    May     , 2006,
                                                ----        -----------
personally appeared before me Timothy V. Bechtold and Thomas R. Moore, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of IDS Life Insurance Company, that they signed the foregoing document as President and Secretary, respectively, of said Company, and that the statements therein contained are true.



                                       /s/ Lisa B. Larson
                                       ------------------
                                           Lisa B. Larson
                                           Notary Public


My Commission Expires:



Jan. 31, 2010
-------------

-----------------------------------------------
                  LISA B LARSON
[SEAL]            Notary Public
                   Minnesota
        My Commission Expires January 31, 2010
-----------------------------------------------

                             [AEL Signature Page]


                                   AMERICAN ENTERPRISE LIFE
                                   INSURANCE COMPANY




                                   By: /s/ Gumer C. Alvero
                                       -------------------
                                           Gumer C. Alvero
                                           President




ATTEST:




/s/ Thomas R. Moore
-------------------
    Thomas R. Moore
    Secretary





                                ACKNOWLEDGMENT

STATE OF MINNESOTA

COUNTY OF HENNEPIN

         I, the undersigned, a Notary Public, within and for the county and
state aforesaid, do hereby certify that on this 24th day of    May     , 2006,
                                                ----        -----------
personally appeared before me Gumer C. Alvero and Thomas R. Moore, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of American Enterprise Life Insurance Company, that they signed the foregoing document as President and Secretary, respectively, of said Company, and that the statements therein contained are true.



                                       /s/ Lisa B. Larson
                                       ------------------
                                           Lisa B. Larson
                                           Notary Public


My Commission Expires:



Jan. 31, 2010
-------------


-----------------------------------------------
                  LISA B LARSON
[SEAL]            Notary Public
                   Minnesota
        My Commission Expires January 31, 2010
-----------------------------------------------

                         AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of the 17th day of March, 2006, by and between IDS Life Insurance Company, a Minnesota life insurance corporation with its home office located at 227 AXP Financial Center, Minneapolis, Minnesota 55474 (hereinafter sometimes referred to as "IDS Life" or the "Surviving Corporation"), and American Enterprise Life Insurance Company, an Indiana life insurance corporation with its home office located at 1000 Capital Center S., 201 N. Illinois, Indianapolis, Indiana 46204 (hereinafter sometimes referred to as "AEL") (said life insurance corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations").

                                   RECITALS

A. IDS Life is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota, having been originally incorporated on August 7, 1957, and has on the date hereof an authorized capital of 100,000 shares of common stock at $30.00 par value per share, of which 100,000 shares are issued and outstanding, all of which shares are owned legally and beneficially by Ameriprise Financial, Inc. (hereinafter referred to as "Ameriprise").

B. AEL is a corporation duly organized, existing and in good standing under the laws of the State of Indiana, having been originally incorporated on November 18, 1981, and has on the date hereof an authorized capital of 100,000 shares of common stock at $150.00 par value per share, of which 20,000 shares are issued and outstanding, all of which shares are owned legally and beneficially by IDS Life.

C. The Boards of Directors and the sole shareholders of the respective Constituent Corporations deem it advisable and in the best interest of said corporations that AEL be merged into IDS Life as provided herein and have approved this Agreement.

         In consideration of the premises and the agreements herein contained, the parties hereto, in accordance with the applicable provisions of the laws of the States of Minnesota and Indiana, do hereby agree as follows:

1. Merger. AEL shall be merged with and into IDS Life pursuant to the laws of
   ------
the states of Minnesota and Indiana (the "Merger"). On and after the effective date of the Merger:

         a. IDS Life shall be the Surviving Corporation and shall continue to exist as a domestic stock life insurance company under the laws of the State of Minnesota. As the Surviving Corporation, IDS Life shall possess all the rights, privileges and franchises of each of the Constituent Corporations so merged, except that the Surviving Corporation shall not thereby acquire authority to engage in any insurance business or exercise any right which an insurance corporation may not be formed under the laws of the State of Minnesota to engage in or exercise. All the property, real, personal, and mixed of each of the Constituent Corporations, and all debts due on whatever account to any of them, including without limitation subscriptions for shares, premiums on existing policies, and all other choses in action belonging to either of the Constituent Corporations, shall be taken and be deemed to be transferred to and vested in the Surviving Corporation without further act or deed. In particular, without limiting the foregoing, each Separate Account duly established by each of the Constituent Corporations prior to the effective date of the Merger shall, on and after the effective date of the Merger, be a duly established Separate Account of the Surviving Corporation as though it had been originally established by the Surviving Corporation. The Surviving Corporation shall be responsible for all the liabilities and obligations of each of the Constituent Corporations so merged in the same manner and to the same extent as if such Surviving Corporation had itself incurred the same or contracted therefor; but the rights of the creditors of any of the Constituent Corporations, or of any persons dealing with such Constituent Corporations, shall not be impaired by the Merger, and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in AEL's place. No liens upon the property of the Constituent Corporations so merged shall be impaired by the Merger, but such liens shall be limited to the property upon which they were liens immediately prior to the effective time of the Merger.

         b. AEL as a Constituent Corporation, pursuant to the Indiana Insurance Code and the Minnesota Insurance Code, shall cease to exist, and its property and obligations shall become the property and obligations of IDS Life as the Surviving Corporation.

2. Name and State of Domicile of Surviving Corporation. Simultaneously with
   ---------------------------------------------------
the effectiveness of the Merger, the Articles of Incorporation of the Surviving Corporation shall be amended to change the name of the Surviving Corporation to "RiverSource Life Insurance Company" and the state of domicile shall remain the state of Minnesota.

3. Articles of Incorporation; Bylaws. The Articles of Incorporation of IDS
   ---------------------------------
Life and the Bylaws of IDS Life, in effect on the effective date of the Merger and each as amended to reflect the Surviving Corporation's name change to "RiverSource Life Insurance Company," shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

4. Directors. The members of the Board of Directors of IDS Life in office on
   ---------
the effective date of the Merger shall be the members of the Board of Directors of the Surviving Corporation until their successors are duly elected and qualified under the Bylaws of the Surviving Corporation.

5. Officers. The officers of IDS Life in office on the effective date of the
   --------
Merger shall be the officers of the surviving Corporation until their successors are duly elected and qualified under the Bylaws of the Surviving Corporation.

6. Corporate Acts and Plans. All corporate acts, plans, policies,
   ------------------------
resolutions, approvals and authorizations of the shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officer and agents of AEL, which were valid and effective immediately prior to the effective date of the Merger shall be taken for all purposes as the acts, plans, policies, resolutions, approval, and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to AEL.

7. Shares of Surviving Corporation. Each share of the common stock of IDS Life
   -------------------------------
issued and outstanding on the effective date of the Merger shall thereupon, without further action, be one share of the common stock of the Surviving Corporation, without the issuance or exchange of new shares or share certificates, and no additional shares of the Surviving Corporation shall be issued in connection with the Merger.

8. Cancellation of AEL Shares. All of the common stock of AEL issued and
   --------------------------
outstanding immediately prior to the effective date of the Merger, such shares being owned in their entirety by IDS Life, and all rights in respect thereof, shall be cancelled forthwith on the effective date of the Merger, and the certificates representing such shares shall be surrendered and cancelled, and no shares of the Surviving Corporation shall be issued in lieu thereof.

9. Approvals. To the extent necessary and not previously obtained, this
   ---------
Agreement shall be submitted for adoption or approval to (1) the sole shareholder of AEL, (2) the sole shareholder of IDS Life, (3) the Minnesota Commissioner of Commerce, (4) the Insurance Commissioner for the State of Indiana, and (5) the insurance regulatory authorities of other states, if any, which may require such submission. If and when all such required adoptions and approvals are obtained, the officers of each of the Constituent Corporations shall, and are hereby authorized and directed to, perform all such further acts, and execute and deliver to the proper authorities for filing all documents, as may be necessary or proper to render the Merger effective.

10. Abandonment of Agreement. Notwithstanding any of the provisions of this
    ------------------------
Agreement, the Board of Directors of IDS Life, at any time before or after approval by the sole shareholder of either or both Constituent Corporations and prior to the effective date of the Merger herein contemplated, and for any reason it may deem sufficient and proper, shall have the power and authority to abandon and refrain from making effective the contemplated Merger as set forth herein; in which case this Agreement shall thereby be cancelled and become null and void.

11. Choice of Laws. This Agreement shall be construed and interpreted in
    --------------
accordance with, and governed by, the laws of the State of Minnesota and, as applicable, the laws of the State of Indiana as the same affect the Merger.

12. Amendment. Anything in this Agreement or elsewhere to the contrary
    ---------
notwithstanding, to the extent permitted by law this Agreement may be amended, supplemented, or interpreted at any time by action taken by the respective Boards of Directors of the Constituent Companies, and, in the case of an interpretation, the actions of such Boards of Directors shall be binding.

13. Expenses. The Surviving Corporation shall pay all expenses of the parties
    --------
incurred in connection with the Merger.

14. Execution and Delivery of Necessary Instruments. From time to time, as and
    -----------------------------------------------
when requested by the Surviving Corporation or by its successors or assigns, AEL shall execute and deliver or cause to be executed and delivered all such other instruments and shall take or cause to be taken all such further or other actions as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest and confirm to the Surviving Corporation and its successors and assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to herein and to otherwise carry out the intent and purpose of this Agreement. From time to time, as and when it deems necessary, the Surviving Corporation shall execute and deliver or cause to be executed and delivered all such other instruments, and shall take or cause to be taken all such further or other actions, as are necessary or desirable in order to assume or otherwise comply with the outstanding debts, duties or other obligations of AEL.

15. Effective Date and Time. The effective date and time for the Merger
    -----------------------
contemplated herein shall be at 11:59 P.M., Central Time, on December 31, 2006.




                           [Signature page follows]

         IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be executed in their corporate names by their respective officers as of the date set forth first above.



                                   IDS LIFE INSURANCE COMPANY




                                   By: /s/ Timothy V. Bechtold
                                       -----------------------
                                           Timothy V. Bechtold
                                           President




ATTEST:




/s/ Thomas R. Moore
-------------------
    Thomas R. Moore
    Secretary



                                   AMERICAN ENTERPRISE LIFE
                                   INSURANCE COMPANY




                                   By: /s/ Gumer C. Alvero
                                       -------------------
                                           Gumer C. Alvero
                                           President




ATTEST:




/s/ Thomas R. Moore
-------------------
    Thomas R. Moore
    Secretary

                                ACKNOWLEDGMENT

STATE OF MINNESOTA

COUNTY OF HENNEPIN

         I, the undersigned, a Notary Public, within and for the county and
state aforesaid, do hereby certify that on this 17th day of    March     , 2006,
                                                ----        -------------
personally appeared before me Timothy V. Bechtold and Thomas R. Moore, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of IDS Life Insurance Company, that they signed the foregoing document as President and Secretary, respectively, of said Company, and that the statements therein contained are true.



                                       /s/ Lisa B. Larson
                                       ------------------
                                           Lisa B. Larson
                                           Notary Public


My Commission Expires:



Jan. 31, 2010
-------------


                --------------------------------------------
                                  LISA B LARSON
                [SEAL]            Notary Public
                                    Minnesota
                      My Commission Expires January 31, 2010
                --------------------------------------------




                                ACKNOWLEDGMENT

STATE OF MINNESOTA

COUNTY OF HENNEPIN

         I, the undersigned, a Notary Public, within and for the county and
state aforesaid, do hereby certify that on this 17th day of    March     , 2006,
                                                ----        -------------
personally appeared before me Gumer C. Alvero and Thomas R. Moore, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of American Enterprise Life Insurance Company, that they signed the foregoing document as President and Secretary, respectively, of said Company, and that the statements therein contained are true.



                                       /s/ Lisa B. Larson
                                       ------------------
                                           Lisa B. Larson
                                           Notary Public


My Commission Expires:



Jan. 31, 2010
-------------


                --------------------------------------------
                                  LISA B LARSON
                [SEAL]            Notary Public
                                    Minnesota
                      My Commission Expires January 31, 2010
                --------------------------------------------